As filed with the Securities and Exchange Commission on April 19, 2002.
                           Registration No. 333-
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                              ---------------

                            CENDANT CORPORATION
           (Exact name of Registrant as specified in its charter)

            DELAWARE                                  06-0918165
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification Number)

                             9 West 57th Street
                             New York, NY 10019
                               (212) 413-1800
                            Fax: (212) 413-1922
      (Address, Including Zip Code, and Telephone Number,
Including Area Code, of each Registrant's Principal Executive Offices)

                           James E. Buckman, Esq.
                     Vice Chairman and General Counsel
                            Cendant Corporation
                             9 West 57th Street
                             New York, NY 10019
                               (212) 413-1800
                            Fax: (212) 413-1923
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)

                                  Copy to:

        Vincent J. Pisano, Esq.                        Eric J. Bock, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP    Senior Vice President, Law and Secretary
             4 Times Square                            Cendant Corporation
           New York, NY 10036                          9 West 57th Street
             (212) 735-3000                            New York, NY 10019
          Fax: (212) 735-2000                            (212) 413-1800
                                                       Fax: (212) 413-1922



Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------

                                                            Proposed
  Title of Each                           Proposed          Maximum
     Class of                             Maximum          Aggregate         Amount of
 Securities to be     Amount to be     Offering Price       Offering        Registration
    Registered         Registered      per Share (1)        Price(1)            Fee
-------------------------------------------------------------------------------------------

 CD Common Stock,   9,920,000 shares       $18.75         $186,000,000        $17,112
 par value $0.01
    per share
------------------- ----------------- ----------------- ----------------- -----------------
(1)      This estimate is made pursuant to Rule 457(c) of the Securities
         Act of 1933, as amended, solely for purposes of calculating the registration fee. The above calculation is based on the average of the high and low prices of the Registrant's CD common stock on
         April 16, 2002.


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================


[FLAG]

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                Subject to completion, dated April 19, 2002
PROSPECTUS


                            CENDANT CORPORATION

                              9,920,000 Shares

                              CD Common Stock

                                -----------


         This prospectus relates to the sale by from time to time by a selling stockholder of Cendant Corporation, including its transferees, donees, pledgees or successors, of up to 9,920,000 shares of CD common stock, par value $0.01 per share, of Cendant Corporation.

         The shares of CD common stock are being registered to permit the selling stockholder to sell the shares of CD common stock from time to time in the public market. The selling stockholder may sell the shares of CD common stock through ordinary brokerage transactions or through any other means described in this prospectus under "Plan of Distribution." We cannot assure you that the selling stockholder will sell all or a portion of the shares of CD common stock offered under this prospectus.

         For a description of our CD common stock, please refer to the description of common stock in "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in our Proxy Statement, dated February 10, 2000 (filed February 11, 2000), which is incorporated herein by reference.

         Our CD common stock is listed on the New York Stock Exchange under the symbol "CD." On April 18, 2002, the last reported sale price of our CD common stock was $19.03.

         Investing in shares of our CD common stock involves risks. See "Risk Factors" beginning on page 10 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.







               The date of this prospectus is        , 2002.


         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Cendant. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Cendant since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.



                             TABLE OF CONTENTS


About this Prospectus.......................................................4
Cautionary Statement Concerning Forward-Looking Statements..................4
Incorporation of Certain Documents by Reference.............................7
Cendant.....................................................................8
Risk Factors...............................................................10
Use of Proceeds............................................................12
Dividend Policy............................................................12
Description of CD Common Stock.............................................13
Selling Stockholder........................................................16
Plan of Distribution.......................................................18
Legal Matters..............................................................21
Experts....................................................................21
Where You Can Find More Information........................................21


                           ABOUT THIS PROSPECTUS

         This prospectus relates to the sale by a selling stockholder of up to 9,920,000 shares of our CD common stock. The selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder sells shares of our CD common stock, a prospectus supplement will be provided that will contain specific information about the terms of that offering to the extent required. You should read this prospectus and any accompanying prospectus supplement together with the additional information contained under the headings "Incorporation of Certain Documents by Reference" and "Where You Can More Information." All references to "we," "us," "our," or "Cendant" in this prospectus are to Cendant Corporation.


         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         Forward-looking statements in this prospectus about Cendant are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives.

         Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "project", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. You should understand that the following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

         o the impacts of the September 11, 2001 terrorist attacks on New York City and Washington D.C. on the travel industry in general, and our travel businesses in particular, are not fully known at this time, but are expected to include negative impacts on financial results due to reduced demand for travel in the near term; other attacks, acts of war, or measures taken by governments in response thereto may negatively affect the travel industry, our financial results and could also result in a disruption in our business;

         o the effect of economic conditions and interest rate changes on the economy on a national, regional or international basis and the impact thereof on our businesses;

         o the effects of a decline in travel, due to political instability, adverse economic conditions or otherwise, on our travel related business;

         o the effects of changes in current interest rates, particularly on our real estate franchise and mortgage businesses;

         o the resolution or outcome of our unresolved pending litigation relating to the previously announced accounting irregularities and other related litigation;

         o our ability to develop and implement operational, technological and financial systems to manage growing operations and to achieve enhanced earnings or effect cost savings;

         o competition in our existing and potential future lines of business and the financial resources of, and products available to, competitors;

         o failure to reduce quickly our substantial technology costs in response to a reduction in revenue, particularly in our computer reservations and global distribution systems businesses;

         o our failure to provide fully integrated disaster recovery technology solutions in the event of a disaster;

         o our ability to integrate and operate successfully acquired and merged businesses and risks associated with such businesses, including the acquisitions of Galileo International Inc. and Cheap Tickets, Inc., the compatibility of the operating systems of the combining companies, and the degree to which our existing administrative and back-office functions and costs and those of the acquired companies are complementary or redundant;

         o our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements and to maintain our credit ratings;

         o competitive and pricing pressures in the vacation ownership and travel industries, including the car rental industry;

         o changes in the vehicle manufacturer repurchase arrangements in our Avis car rental business in the event that used vehicle values decrease;

         o and changes in laws and regulations, including changes in accounting standards and privacy policy regulation.

         Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control.

         You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. You are advised, however, to consult any additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K to the Securities and Exchange Commission (the "Commission"). See "Where You Can Find More Information." Also note that we provide a cautionary discussion of risks and uncertainties under "Risk Factors" on page 10 of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that Cendant files after the date of this prospectus with the Commission will automatically update and supersede this information. Cendant incorporates by reference into this prospectus the documents listed below and any future filings made with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until all of the shares of CD common stock offered by this prospectus are sold.

         o Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002;

         o Current Reports on Form 8-K dated October 15, 2001, April 1, 2002 and April 17, 2002 (filed on April 18, 2002); and

         o The description of Cendant's CD common stock contained in the Proxy Statement dated February 10, 2000, filed on February 11, 2000.

         All documents filed by Cendant with the Commission from the date of this prospectus to the end of the offering of the shares of CD common stock shall also be deemed to be incorporated herein by reference.

         Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         You may request a copy of any of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference into such documents and our Certificate of Incorporation and By-Laws, at no cost, by writing or telephoning Cendant at the following:

                             Investor Relations
                            Cendant Corporation
                             9 West 57th Street
                             New York, NY 10019
                         Telephone: (212) 413-1800



                                  CENDANT

         We are one of the foremost providers of travel and real estate services in the world. Our businesses provide a wide range of consumer and business services and are intended to complement one another and create cross-marketing opportunities both within and among our following five business segments:

         o Our Real Estate Services segment franchises the real estate brokerage businesses of the CENTURY 21(R), Coldwell Banker(R), Coldwell Banker Commercial(R) and ERA(R) brands; provides home buyers with mortgages through Cendant Mortgage Corporation and assists in employee relocations through Cendant Mobility Services Corporation.

         o Our Hospitality segment operates the Days Inn(R), Ramada(R) (in the United States), Super 8 Motel(R), Howard Johnson(R), Wingate Inn(R), Knights Inn(R), Travelodge(R) (in North America), Villager Lodge(R)/Village Premier(R)/Hearthside by Villager and AmeriHost Inn(R) lodging franchise systems, facilitates the sale and exchange of vacation ownership intervals through Resort Condominiums International, LLC, Fairfield Resorts, Inc. and Equivest Finance, Inc. and markets vacation rental properties in Europe through Holiday Cottages and Cuendet.

         o Our Vehicle Services segment operates and franchises our Avis(R) car rental business; provides fleet management and fuel card services to corporate clients and government agencies through PHH Arval and Wright Express and operates parking facilities in the United Kingdom through our National Car Parks subsidiary.

         o Our Travel Distribution segment provides global distribution and computer reservation services to airlines, hotels, car rental companies and other travel suppliers and provides our travel agent customers the ability to electronically access airline schedule and fare information, book reservations, and issue tickets through Galileo International, provides travel services through our Cendant Travel and Cheap Tickets travel agency businesses, and provides reservations processing, connectivity and information management services through WizCom.

         o Our Financial Services segment provides enhancement packages to financial institutions through FISI*Madison LLC, provides insurance-based products to consumers through Benefit Consultants, Inc. and Long Term Preferred Care, Inc., provides loyalty solutions to businesses through Cims Ltd., operates and franchises tax preparation services through Jackson Hewitt Inc. and provides a variety of membership programs offering discounted products and services to consumers through our relationship with Trilegiant Corporation.

         Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 413-1800. Our web site is www.cendant.com. The information contained on our web site is not incorporated by reference in this prospectus.


                                    ***

         We seek organic growth augmented by the acquisition and integration of complementary businesses. As a result, we are currently engaged in a number of preliminary discussions concerning possible acquisitions and intend to continually explore and conduct discussions with regard to other acquisitions and other strategic corporate transactions. The purchase price for any possible transaction may be paid in cash, stock, other securities, borrowings, or a combination thereof. Prior to consummating any transaction, we will need to, among other things, initiate and satisfactorily complete our due diligence investigations; negotiate the financial and other terms (including price) and conditions of such transactions; obtain appropriate board of directors, regulatory and shareholder or other necessary consents and approvals; and, if necessary, secure financing. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction. In the past, we have been involved in both relatively small and significant acquisitions.

         In addition, we continually review and evaluate our portfolio of existing businesses to determine if they continue to meet our business objectives. As part of our ongoing evaluation of such businesses, we intend from time to time to explore and conduct discussions with regard to joint ventures, divestitures and related corporate transactions. However, we can give no assurance with respect to the magnitude, timing, likelihood or financial or business effect of any possible transaction. We also cannot predict whether any divestitures or other transactions will be consummated or, if consummated, will result in a financial or other benefit to us. We intend to use a portion of the proceeds from any such dispositions and cash from operations to retire indebtedness, make acquisitions and for other general corporate purposes.


                               RISK FACTORS

         You should carefully consider the following risk factor and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement before deciding to purchase any shares of CD common stock.

We have had accounting irregularities and related litigation and governmental investigations.

         Cendant was created in December 1997, through the merger of HFS Incorporated into CUC International, Inc. with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, Cendant announced that in the course of transferring responsibility for Cendant's accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant discovered accounting irregularities in some of the CUC business units. As a result, Cendant, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant restated its previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998.

         Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions, three lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to be stockholders of Cendant and persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998.

         The SEC and the United States Attorney for the District of New
Jersey have conducted investigations relating to the matters referenced above. As a result of the findings from our internal investigations, we made all adjustments considered necessary by Cendant, which are reflected in our previously filed restated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant, the SEC issued an Order Instituting Public Administrative Proceedings
Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that we had violated certain financial reporting provisions of the Exchange Act and ordered us to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against us.

         On December 7, 1999, we announced that we had reached a preliminary agreement to settle the principal securities class action pending against Cendant in the U.S. District Court in Newark, New Jersey, brought on behalf of purchasers of all Cendant and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. A portion of the PRIDES litigation had previously been settled through the issuance of rights. Under the settlement agreement, we would pay the class members approximately $2.85 billion in cash and 50% of any recovery we may obtain in connection with claims we have asserted against CUC's former public auditor. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. Certain parties in the class action appealed various aspects of the District Court's orders approving the settlement. In August 2001, the U.S. Court of Appeals for the Third Circuit affirmed the judgment of the District Court approving the settlement (but remanded the case back to the District Court for further proceedings concerning an award of fees to the class attorneys, a matter in which we have no interest). One party in the class action has petitioned the U.S. Supreme Court to hear her challenge to the plan of allocation of the settlement funds among the class members. On March 18, 2002, the U.S. Supreme Court declined to review the matter. The settlement agreement required us to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which we have done. In light of the Supreme Court's action on March 18, 2002, the settlement is required to be fully funded by July 16, 2002.

         The settlement does not encompass all litigations asserting claims against us associated with the accounting irregularities. We do not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, we do not believe that the impact of such unresolved proceedings should result in a material liability to us in relation to our financial position or liquidity.


                              USE OF PROCEEDS

         Pursuant to the terms of the stock purchase agreement described under the sections of this prospectus entitled "Selling Stockholder" and "Plan of Distribution," we may be entitled to receive a portion of the proceeds from the sales by the selling stockholder of the shares of our CD common stock under certain circumstances. Unless these circumstances occur, all proceeds from the sale of shares of our CD common stock will go to the selling stockholder who offers and sells its shares.


                              DIVIDEND POLICY

         We have never paid a cash dividend on our capital stock. We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business and to reduce debt. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time. For further information regarding our payment of dividends, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in our Proxy Statement, dated February 10, 2000, which is incorporated herein by reference.


                       DESCRIPTION OF CD COMMON STOCK

         The following description of Cendant's CD common stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our Amended and Restated Certificate of Incorporation (the "Certificate") and Amended and Restated By-Laws (the "By-Laws").

         We are authorized to issue up to 2,000,000,000 shares of CD common stock, par value $.01 per share. As of March 15, 2002, there were 982,020,341 shares of CD common stock outstanding.

General

         In March 2000, our outstanding common stock was reclassified as CD common stock, and we created a series of common stock designated as Move.com common stock. The Move.com common stock was designed to track the value of our Move.com Group, and the CD common stock represents our interests in the remainder of our business and our interest in Move.com Group. No shares of Move.com common stock are outstanding. For a description of the terms of our CD common stock, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in the Proxy Statement dated February 10, 2000, which is incorporated by reference herein.

         Subject to the rights of the holders of any shares of our preferred stock which may at the time be outstanding, holders of CD common stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of CD common stock will possess exclusive voting rights in us, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of CD common stock are entitled to one vote for each share of CD common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Cendant, the holders of CD common stock are entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Cendant. Holders of the CD common stock will not be entitled to preemptive rights with respect to any shares which may be issued. All outstanding shares of CD common stock are fully paid and non-assessable. The CD common stock is listed on the New York Stock Exchange under the symbol "CD."

Certain Provisions

         The provisions of our Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board

         Our Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of our voting stock, which shall include all capital stock of Cendant which by its terms may vote on all matters submitted to stockholders of Cendant generally.

Committees of the Board of Directors

         Pursuant to the Certificate, the Board of Directors' authority to designate committees shall be subject to the provisions of the By-Laws. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on the committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Pursuant to the By-Laws, the Board of Directors shall have the following committees:

         Executive Committee. An Executive Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

         Compensation Committee. A Compensation Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

         Audit Committee. An Audit Committee consisting of not less than four directors elected by a majority vote of the Board of Directors.

Newly Created Directorships and Vacancies

         Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Special Meetings of Stockholders

         A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Quorum at Stockholder Meetings

         The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

Stockholder Action By Written Consent

         Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of Cendant from using the written consent procedure to take stockholder action without giving all the stockholders of Cendant entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

         Our By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on Cendant's books, of the stockholder proposing such business, (iii) the class and number of shares of Cendant which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant (i) in the case of an annual meeting, at least 90 days prior to the first anniversary of the date of the last annual meeting of Cendant stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is the holder of record of common stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and (v) the consent of each nominee to serve as director of the Company if so elected.

Fair Price Provisions

         Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of Cendant's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of Cendant's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of Cendant or a subsidiary having an aggregate fair market value of $10 million or more) involving Cendant or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.


                            SELLING STOCKHOLDER

         Pursuant to the Registration Rights Agreement (defined below), we are registering shares of our CD common stock to permit the selling stockholder to offer these shares of CD common stock for resale from time to time. The shares of CD common stock were issued in connection with the obligation of Cendant Real Estate Holdings Inc. as purchaser under the stock purchase agreement, dated as of April 17, 2002 (the "Stock Purchase Agreement"), by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (UK) Partners III, L.P., as original sponsors (the "Original Sponsors"), AP RES LLC, as sponsor (the "Sponsor"), Cendant Corporation and Cendant Real Estate Holdings Inc., as purchaser (the "Purchaser"), to issue shares of CD common stock , that were contributed to the Purchaser, to the Sponsor. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of CD common stock listed below. When we refer to the "selling stockholder" in this prospectus, we mean the person listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling stockholder's interests. The following description and the description under the section of this prospectus entitled "Plan of Distribution" are summaries of the material provisions of the Registration Rights Agreement and the Stock Purchase Agreement which are filed as exhibits to the registration statement of which this prospectus forms a part.

         Prior to entering into the Stock Purchase Agreement, the Sponsor was the beneficial and record owner of 6,924,860.99 shares (the "Sponsor Shares") of common stock, par value $0.01 per share, of NRT Incorporated ("NRT"), which represent all of the outstanding shares of common stock of NRT. The Original Sponsors contributed the Sponsor Shares to the Sponsor, which is wholly owned by the Original Sponsors. On December 5, 2000, we, the Original Sponsors and NRT entered into a letter agreement (the "Option Agreement"), pursuant to which the Original Sponsors granted us the right and option (the "Option") to purchase all of the Sponsor Shares (which Option is binding on the Sponsor). Pursuant to the Stock Purchase Agreement, the Purchaser had the obligation to pay $186 million to the Original Sponsors or their designee.

         On April 17, 2002, we, the Sponsor and the Purchaser entered into the Stock Purchase Agreement to provide for the acquisition of the Sponsor Shares by the Purchaser in exchange for shares of CD common stock. The terms and provisions of the Stock Purchase Agreement supercede and replace the obligations of Cendant and NRT under the Option Agreement and the Amended and Restated Stockholders Agreement, dated as of September 30, 1999 (the "Stockholders Agreement"), by and among NRT, Apollo Management, L.P., the Original Sponsors and Cendant. Pursuant to the Stockholders Agreement, the Original Sponsors had certain rights with respect to the governance of NRT, including the right to representation on NRT's board of directors and approval rights regarding certain transactions. In connection with the Stock Purchase Agreement, we and the Sponsor entered into a registration rights agreement, dated as of April 17, 2002, in connection with the shares of CD common stock issuable pursuant to the Stock Purchase Agreement (the "Registration Rights Agreement").

         Pursuant to the Registration Rights Agreement, we have agreed to pay all expenses incurred in connection with the registration of the shares of the CD common stock owned by the selling stockholder covered by this prospectus, other than any other out-of-pocket expenses of the selling stockholder.

         The table below sets forth the name of the selling stockholder, the number and percentage of shares of CD common stock that the selling stockholder beneficially owns prior to this offering, and the number of shares of CD common stock that the selling stockholder may offer pursuant to this prospectus. Unless set forth in this prospectus, to our knowledge, the selling stockholder does not, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates or beneficially owns or owned in excess of 1% of our outstanding CD common stock.

         Since the date on which the selling stockholder provided this information, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of CD common stock in a transaction or series of transactions exempt from the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

         The selling stockholder may from time to time offer and sell any or all of the shares of CD common stock under this prospectus. We do not anticipate that the selling stockholder will beneficially own any shares of CD common stock after this offering.



                                 Number of Shares of          Percentage of
                                  CD Common Stock               Shares of CD          Number of shares of
                                   Beneficially Owned           Common Stock            CD Common Stock
                                   Prior to the              Outstanding Prior          covered by this
Name of Selling Stockholder         Offering(1)              to the Offering(2)           Prospectus
---------------------------      -------------------         ------------------      --------------------

AP RES LLC.........................      0                       *                      9,920,000

-----------
*  Less than one percent (1%).


(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes (1) any securities that are or will become exercisable within the next 60 days and (2) consideration of voting or investment power with respect to the securities at issue.

(2) Calculated based on 982,020,341 shares of CD common stock outstanding as of March 15, 2002 and on each selling stockholder's beneficial ownership of shares of our CD common stock as of April 1, 2002.


                            PLAN OF DISTRIBUTION

         This prospectus, including any amendment or supplement, may be used in connection with sales of up to 9,920,000 shares of our CD common stock. Pursuant to the terms of the Stock Purchase Agreement, under certain circumstances, we may be entitled to receive a portion of the proceeds from the offering of the shares of CD common stock by the selling stockholder. In addition, under certain circumstances set forth in the Stock Purchase Agreement, we may be required to fund additional money or issue additional shares of CD common stock to the selling stockholder. The transfer of the shares of CD common stock covered by this prospectus by the selling stockholder is subject to certain restrictions set forth in the Stock Purchase Agreement. We are registering the shares of CD common stock covered by this prospectus to permit holders to conduct public secondary trading of these shares from time to time after the date of this prospectus. Pursuant to the Registration Rights Agreement, we have agreed, among other things, to pay all expenses incurred in connection with the registration of the shares of CD common stock covered by this prospectus, other than any other out-of-pocket expenses of the selling stockholder.

         All or a portion of the shares of CD common stock beneficially owned by the selling stockholder and offered hereby will be sold from time to time:

         o      directly; or

         o through underwriters, broker-dealers or agents, which may include Credit Suisse First Boston Corporation, including as set forth in the Stock Purchase Agreement, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder and/or from the purchasers of the shares of CD common stock for whom they may act as agent.

         The shares of CD common stock may be sold from time to time in one or more transactions at:

         o      fixed prices, which may be changed;

         o      prevailing market prices at the time of sale;

         o      varying prices determined at the time of sale; or

         o      negotiated prices.

         Pursuant to the Stock Purchase Agreement, for a certain period of time, the prices and manner of sale of the shares of CD common stock will be determined solely in our discretion.

         The sales described in the preceding paragraph may be effected in transactions:

         o on the New York Stock Exchange or any exchange on which our shares of CD common stock may then be listed;

         o      in the over-the counter market;

         o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

         o      through the writing of options.

         Pursuant to the Stock Purchase Agreement, for a certain period of time, the prices and manner of sale of the shares of CD common stock will be determined solely in our discretion.

         In connection with sales of the shares of CD common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares of CD common stock in the course of hedging their positions. The selling stockholder may also sell the shares of CD common stock short and deliver the shares of CD common stock to close out short positions, or loan or pledge the shares of CD common stock to broker-dealers that in turn may sell the shares of CD common stock.

         The selling stockholder may not sell any, or may not sell all, of the shares of CD common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of CD common stock by other means not described in this prospectus. The Stock Purchase Agreement sets forth certain restrictions with respect to the transfer of the shares of CD common stock offered by this prospectus.

         The outstanding shares of CD common stock are listed for trading on the New York Stock Exchange.

         Any broker and any broker-dealers, agents or underwriters that participate with the selling stockholder in the distribution of the shares of CD common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares of CD common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling stockholder, any broker, broker-dealer or agent deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the shares of CD common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed which discloses:

         o the name of the selling stockholder and any participating underwriters, broker-dealers or agents, which may include Credit Suisse First Boston Corporation;

         o      the aggregate amount and type of securities being offered;

         o the price at which the securities were sold and other material terms of the offering;

         o any discounts, commissions, concessions or other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

         o that the participating broker-dealers did not conduct any investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

         The prospectus supplement or a post-effective amendment will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the shares of CD common stock. In addition, if we receive notice from a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our CD common stock, a supplement to this prospectus will be filed.

         We have agreed to indemnify the Sponsor and any of its affiliates, their respective directors and officers, each other person who participates as an underwriter in an offering or sale of the shares of CD common stock and each other person, if any, who controls the Sponsor or any such underwriter within the meaning of the Securities Act, and the selling stockholder has agreed to indemnify us, our directors, our officers who sign the registration statement to which this prospectus relates, each person, if any, who controls Cendant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each other person who participates as an underwriter in an offering and sale of the shares of CD common stock and each other person, if any, who controls the selling stockholder or any such underwriter within the meaning of the Securities Act, against specified liabilities arising under the Securities Act.

         The selling stockholder and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of CD common stock by the selling stockholder and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of CD common stock to engage in market-making activities with respect to the particular shares of CD common stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the shares of CD common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of CD common stock.

         We have agreed to use our reasonable efforts to keep the registration statement of which this prospectus is a part effective until the date when all of the shares of CD common stock registered under this registration statement have been sold pursuant to the registration statement.

         Our obligation to keep the registration statement to which this prospectus relates effective is subject to certain permitted exceptions. In these cases, we may prohibit offers and sales of the shares of CD common stock pursuant to the registration statement to which this prospectus relates. In addition, we may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to the selling stockholder. The selling stockholder has agreed not to trade shares of CD common stock from the time the selling stockholder receives notice from us of this type of event until the selling stockholder receives a prospectus supplement or amendment. These time periods will not exceed an aggregate of 90 days in any 12-month period.


                               LEGAL MATTERS

         The validity of the shares of CD common stock offered hereby will be passed upon for us by Eric J. Bock, Esq., Senior Vice President, Law and Secretary of Cendant. Mr. Bock holds shares of CD common stock and options to acquire shares of CD common stock..


                                  EXPERTS

         The consolidated financial statements of Cendant Corporation and subsidiaries incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the modification of accounting for interest income and impairment of beneficial interests in securitization transactions, the accounting for derivative instruments and hedging activities and the revision of certain revenue recognition policies as discussed in Note 1), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION

         Cendant is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Office of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a website that contains reports, proxy and information statements and other information. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The website address is http://www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.



                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         Cendant is paying all of the selling stockholder's expenses related to this offering. The following table sets forth the approximate amount of fees and expenses payable by Cendant in connection with this Registration Statement and the distribution of the shares of CD common stock registered hereby. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

  Securities and Exchange Commission Registration Fee.........................    $  17,112
  Accounting Fees and Expenses................................................    $ 100,000
  Legal Fees and Expenses.....................................................    $  50,000
  Miscellaneous...............................................................    $ 200,000
                                                                                    -------
      Total                                                                       $ 367,112
                                                                                    =======


Item 15.   Indemnification of Directors and Officers

         Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

         Cendant Corporation maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.


Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit
Number            Description of Exhibits
-------           -----------------------

3.1 Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit
                  3.1 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).

3.2 Amended and Restated By-Laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).

4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to Cendant Corporation's Annual Report on Form 10-K filed by Cendant Corporation on March 29, 2001 for the yearly period ended December 31, 2000).

4.2 Registration Rights Agreement, dated as of April 17, 2002, by and among AP RES LLC and Cendant Corporation.

5.1               Opinion of Eric J. Bock, Esq.

10.1 Stock Purchase Agreement, dated as of April 17, 2002, by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (UK) Partners III, L.P., AP RES LLC, Cendant Corporation and Cendant Real Estate Holdings Inc.

23.1 Consent of Deloitte & Touche LLP relating to the financial statements of Cendant Corporation.

23.2 Consent of KPMG LLP relating to the financial statements of Galileo International, Inc.

23.3              Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the Registration Statement).


Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
         Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of April, 2002.

                           CENDANT CORPORATION


                           By: /s/ James E. Buckman
                              -----------------------------------------
                              Name:  James E. Buckman
                              Title:  Vice Chairman and General Counsel

         Each person whose signature appears below hereby constitutes and appoints each of Eric J. Bock and James E. Buckman, or either of them, each acting alone, his true and lawful attorney-in fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 19, 2002.


                 Signature                                                       Title
                 ---------                                                       -----

/s/ Henry Silverman
------------------------------------------                    Chairman of the Board of Directors,
Henry R. Silverman                                            President, Chief Executive Officer and
                                                              Director

/s/ James E. Buckman
------------------------------------------                    Vice Chairman, General Counsel and Director
James E. Buckman

/s/ Stephen P. Holmes
------------------------------------------                    Vice Chairman and Director
Stephen P. Holmes

/s/ Kevin M. Sheehan
------------------------------------------                    Senior Executive Vice President and Chief
Kevin M. Sheehan                                              Financial Officer (Principal Financial
                                                              Officer)

/s/ Tobia Ippolito
------------------------------------------                    Executive Vice President, Finance and Chief
Tobia Ippolito                                                Accounting Officer (Principal Accounting
                                                              Officer)

/s/ Myra J. Biblowit
------------------------------------------                    Director
Myra J. Biblowit

/s/ John C. Malone
------------------------------------------                    Director
Dr. John C. Malone

/s/ Cheryl D. Mills
------------------------------------------                    Director
Cheryl D. Mills

/s/ Leonard S. Coleman
------------------------------------------                    Director
Leonard S. Coleman

/s/ Martin L. Edelman
------------------------------------------                    Director
Martin L. Edelman

/s/ Sheli Z. Rosenberg
------------------------------------------                    Director
Sheli Z. Rosenberg


------------------------------------------                    Director
The Rt. Hon. Brian Mulroney, P.C., C.C.,
LL.D.

/s/ Robert W. Pittman
------------------------------------------                    Director
Robert W. Pittman

/s/ Robert F. Smith
------------------------------------------                    Director
Robert F. Smith

/s/ Robert E. Nederlander
------------------------------------------                    Director
Robert E. Nederlander

------------------------------------------                    Director
The Honorable William S. Cohen



                               EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------           ----------------------

3.1 Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit
                  3.1 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).

3.2 Amended and Restated By-Laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).

4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to Cendant Corporation's Annual Report on Form 10-K filed by Cendant Corporation on March 29, 2001 for the yearly period ended December 31, 2000).

4.2 Registration Rights Agreement, dated as of April 17, 2002, by and among AP RES LLC and Cendant Corporation.

5.1               Opinion of Eric J. Bock, Esq.

10.1 Stock Purchase Agreement, dated as of April 17, 2002, by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (UK) Partners III, L.P., AP RES LLC, Cendant Corporation and Cendant Real Estate Holdings Inc.

23.1 Consent of Deloitte & Touche LLP relating to the financial statements of Cendant Corporation.

23.2 Consent of KPMG LLP relating to the financial statements of Galileo International, Inc.

23.3              Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the Registration Statement).